Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

Dated as of July 5, 2006

by and among

VALASSIS COMMUNICATIONS, INC.

MICHIGAN ACQUISITION CORPORATION

and

ADVO, INC.

TABLE OF CONTENTS

		Page
ARTICLE I
THE MERGER

Section 1.01	The Merger	1
Section 1.02	Closing	1
Section 1.03	Effective Time	2
Section 1.04	Effects of the Merger	2
Section 1.05	Certificate of Incorporation and Bylaws	2
Section 1.06	Directors and Officers of Sub	2
Section 1.07	Reservation of Right to Revise Transaction	2

ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.01	Effect on Capital Stock	2
Section 2.02	Exchange of Certificates	3
Section 2.03	Stock Options	6
Section 2.04	Stock Exchange Listing	7
Section 2.05	Note Purchase Agreement	7

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01	Representations and Warranties of the Company	8
Section 3.02	Representations and Warranties of Parent and Sub	23

ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS; NO SOLICITATION

Section 4.01	Conduct of Business by the Company	25
Section 4.02	No Solicitation	29

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.01	Preparation of the Proxy Statement; Shareholders’ Meeting	33
Section 5.02	Access to Information; Confidentiality	34
Section 5.03	Reasonable Best Efforts	35
Section 5.04	Indemnification, Exculpation and Insurance	38
Section 5.05	Fees and Expenses	39
Section 5.06	Public Announcements	41
Section 5.07	Shareholder Litigation	41
Section 5.08	Employee Matters	41
Section 5.09	Rights Agreement	42

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TABLE OF CONTENTS

(continued)

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AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 5, 2006, by and among VALASSIS COMMUNICATIONS, INC., a Delaware corporation (“Parent”), MICHIGAN ACQUISITION CORPORATION, a Delaware corporation and a wholly owned Subsidiary of Parent (“Sub”), and ADVO, INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS the Board of Directors of each of the Company, Sub and Parent has approved and declared advisable, this Agreement and the merger of Sub with and into the Company with the Company continuing as the surviving corporation in the merger (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), other than shares of Company Common Stock directly owned by Parent, Sub or the Company or any of the Company’s Subsidiaries, will be converted into the right to receive $37.00 in cash, without interest; and

WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto (intending to be legally bound) hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

Section 1.02 Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of those conditions), at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10017, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article VI shall no longer be satisfied or (to the extent permitted by applicable Law) waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall again have been satisfied or (to the extent permitted by applicable Law) waived unless another time is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 1.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, Parent shall make or cause to be made all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company shall agree in writing, and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.04 Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

Section 1.05 Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of Sub (the “Sub Certificate” and “Sub Bylaws”, respectively) shall be the Surviving Corporation’s Certificate of Incorporation and Bylaws, respectively, until thereafter changed or amended as provided therein or by applicable Law.

Section 1.06 Directors and Officers of Sub. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.07 Reservation of Right to Revise Transaction. If each of Parent and the Company agree in writing, they may change the method of effecting the business combination between the Company and Parent, and each party shall cooperate in such efforts, including to provide for a different form of Merger; provided, however, that no such change shall (a) alter or change the amount and kind of consideration to be received by holders of Company Common Stock, (b) adversely affect the proposed accounting or tax treatment of the Merger to the Company, Parent or their respective stockholders and (c) materially delay receipt of any approval referred to in this Agreement or the consummation of the Merger.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE

CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Parent or Sub or any other person or entity:

(a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Stock Owned by Parent or Sub. Each share of Company Common Stock that is directly owned by the Company, Parent or Sub or any of their respective Subsidiaries immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Subject to Section 2.02(j), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive $37.00 in cash, without interest (the “Merger Consideration”). At the Effective Time, subject to Section 2.02(j), all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.02(b), without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, (i) the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, (ii) the Company declares or pays any cash dividend (other than the $0.11 cash dividend declared by the Board of Directors of the Company on June 22, 2006 and payable on August 4, 2006 to record holders of Company Common Stock on July 28, 2006; it being understood that no further dividends or distributions shall be declared or paid by the Company to its stockholders while this Agreement is in effect) or (iii) the Company declares or pays any non-cash dividends or distributions, then in any such case the Merger Consideration shall be appropriately adjusted to reflect such action. The right of any holder of a Certificate to receive the Merger Consideration, any dividends or other distributions payable pursuant to Section 2.02(c) shall be subject to and reduced by the amount of any withholding that is required under applicable tax Law.

(d) Associated Rights. References in this Agreement to Company Common Stock shall include, unless the context requires otherwise, the associated Rights (as defined in the Rights Plan) issued pursuant to the Amended and Restated Stockholder Protection Rights Agreement dated as of February 10, 2003 between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Plan”).

Section 2.02 Exchange of Certificates.

(a) Exchange Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company that is reasonably satisfactory to the Company to act as exchange agent (the “Exchange Agent”) for the payment of the Merger Consideration. Prior to the Effective Time, Parent shall enter into an exchange agent agreement with the Exchange Agent in form and substance reasonably satisfactory to the Company. At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Exchange Agent, for the benefit of the holders of Certificates, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(c). All cash deposited with the Exchange Agent pursuant to this Section 2.02(a) shall hereinafter be referred to as the “Exchange Fund”.

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares of Company Common Stock were converted into the right to receive the Merger Consideration, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of one or more Certificates shall, upon surrender to the Exchange Agent of such Certificate or Certificates, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, be entitled to receive in exchange therefor the amount of cash to which such holder is entitled pursuant to Section 2.01(c), and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration in accordance with this Section 2.02(b) may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest shall be paid or will accrue on any payment to holders of Certificates pursuant to the provisions of this Article II.

(c) Distributions with Respect to Unexchanged Shares. No payment of Merger Consideration shall be paid to any such holder, in each case, until the holder of such Certificate shall have surrendered such Certificate in accordance with this Article II. Following the surrender of any Certificate, there shall be paid to the record holder of the Certificate representing whole shares of Company Common Stock issued in exchange therefor, without interest, at the time of such surrender, the Merger Consideration payable in respect therefor.

(d) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the share transfer books of the Company shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of the Merger Consideration as provided in this Article II.

(e) Termination of the Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration in accordance with this Article II.

(f) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Exchange Agent or any of their respective Affiliates shall be liable to any person in respect of any Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered immediately prior to the date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

(g) Investment of Exchange Fund. The Exchange Agent shall invest the cash included in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to and be income of Parent. If for any reason (including losses) the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Exchange Agent hereunder, Parent shall promptly deposit cash into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement and, for the avoidance of doubt, shall be subject to Section 2.02(f) above.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the entering into of an indemnity and/or the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Article II.

(i) Withholding Rights. Parent, the Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates or holder of Company Stock Options such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Certificates or holder of Company Stock Options in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Exchange Agent.

(j) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, with respect to each share of Company Common Stock as to which the holder thereof shall have properly perfected dissenter’s rights in accordance with the provisions of Section 262 of the DGCL (each, a “Dissenting Share”), if any, such holder shall be entitled to payment, solely from the Surviving Corporation, of the appraisal value of the Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the DGCL, affirmatively withdraws such holder’s demand for appraisal of such Dissenting Shares, (ii) if any holder of Dissenting Shares fails to establish such holder’s entitlement to dissenters’ rights as provided in the DGCL or (iii) if any holder of Dissenting Shares takes or fails to take any action the consequence of which is that such holder is not entitled to payment under Section 262 of the DGCL for such holder’s shares, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock and such shares of Company Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive the Merger Consideration payable in respect of such shares of Company Common Stock. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not settle, make any payments with respect to, or offer to settle, any claim with respect to Dissenting Shares without the prior written consent of Parent.

Section 2.03 Stock Options.

(a) Each option or right to purchase shares of Company Common Stock (each a “Company Stock Option”) under the Company’s 2006 Incentive Compensation Plan (the “2006 Plan”), the Company’s 1998 Incentive Compensation Plan (the “1998 Plan”), the Company’s 1995 Non-Employee Directors’ Stock Option Plan (the “1995 Plan”), the Company’s 1988 Non-Qualified Stock Option Plan (the “1988 Plan”), and the Company’s 1986 Stock Option Plan (the “1986 Plan”, together with the 2006 Plan, the 1998 Plan, the 1995 Plan, and the 1988 Plan, the “Company Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, become fully vested and each holder of an outstanding option under the Company Stock Plans immediately before the Effective Time shall receive, at the Effective Time, an amount of cash (without interest) for each share of Company Common Stock underlying such option equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price per share of such option, and such option shall thereafter be cancelled and of no further force and effect.

(b) [INTENTIONALLY OMITTED]

(c) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions as may be required to effectuate the provisions of Sections 2.03(a) and 2.03(d).

(d) Following the date hereof, participants in the ESPP may not increase their payroll deductions or purchase elections under the ESPP from those in effect on the date of this Agreement. Each participant’s outstanding right to purchase shares of Company Common Stock under the Company’s ESPP shall terminate on the day immediately prior to the day on which the Effective Time occurs, provided that all amounts allocated to each participant’s account under the ESPP as of such date shall thereupon be used to purchase from the Company whole shares of Company Common Stock at the applicable price determined under the terms of the ESPP for the then outstanding offering periods using such date as the final purchase date for each such offering period and the ESPP shall terminate immediately following such purchases of Company Common Stock.

Section 2.04 [INTENTIONALLY OMITTED]

Section 2.05 Note Purchase Agreement.

(a) Reference is made to the Note Purchase Agreement (the “Note Purchase Agreement”), dated as of December 4, 2003, relating to the $125,000,000 aggregate outstanding principal amount of the Company’s 5.71% Series A Senior Guaranteed Secured Notes due December 4, 2013 (the “Series A Notes”) and Floating Rate Series B Senior Guaranteed Secured Notes due December 4, 2013 (the “Series B Notes” and, collectively with the Series A Notes, the “Notes”).

(b) Within five (5) business days following the date hereof, the Company shall give written notice to each holder of the Notes stating that a Control Event (as defined in the Note Purchase Agreement) has occurred. Such notice shall comply with the terms of Section 8.3 of the Note Purchase Agreement. In addition, the Company agrees to allow Parent, Sub or one of its Affiliates, at any time after the date of this Agreement, to commence a cash tender offer or other cash offer (as determined by Parent in its sole discretion) to purchase all of the outstanding Notes (the “Debt Offer”). The Debt Offer shall be conducted in accordance with the terms of the Note Purchase Agreement and all applicable rules and regulations of the SEC and other applicable Laws. The consummation of the Debt Offer shall not be a condition to the Closing.

(c) Parent and Sub shall have sole discretion over the terms, timing and structure of the Debt Offer (including the price thereof and the appointment of a solicitation agent, if any); provided, that the Debt Offer shall provide that the consummation thereof shall be subject to the consummation of the Effective Time. The Company agrees to reasonably cooperate, and to cause its Representatives to reasonably cooperate, including assisting to the extent reasonably requested by Parent in the preparation of and executing all documents in connection therewith in form and substance reasonably satisfactory to Parent and Sub and taking any other reasonable actions Parent and Sub reasonably determine to be necessary in connection therewith (including providing a list to Parent of the current holders of the Notes; provided, that prior to the Effective Time, the Company shall not be required to (i) make any cash expenditures or (ii) take any action that could obligate the Company, Parent or Sub to repurchase any Notes or incur any liabilities or additional obligations to the holders of the Notes prior to the consummation of the Debt Offer. Each of the Company, Parent and Sub agree to comply in all material respects with all laws and regulations applicable to the Debt Offer.

(d) If at any time prior to the Effective Time any information relating to the Company or any of its Subsidiaries or Affiliates should be discovered by the Company, which if not set forth in an amendment or supplement to the documents mailed to holders in respect of the Debt Offer would reasonably be expected to cause such documents to include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the Parent and Sub and, to the extent required by law, rules or regulations, the Company shall provide to the Parent and Sub such information. Parent shall promptly provide the Company with copies of all materials sent to holders of the Notes.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. Except as disclosed in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (“Filed Company SEC Documents”) and except as set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates, provided that the listing of an item on one Schedule shall be deemed to be a listing on each other Schedule and to apply to any other representation and warranty of the Company in Article III of this Agreement to the extent that it is reasonably apparent from a reading of such disclosure item on its face that it would also qualify or apply to such other representation or warranty) delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Sub as follows:

(a) Organization, Standing and Corporate Power. Each of the Company and its Significant Subsidiaries (as defined in Regulation S-X) has been duly organized, and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, as the case may be. Each of the Company’s Non-Significant Subsidiaries has been duly organized, and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, as the case may be, except where the failure to be so organized, validly existing and in good standing individually or in the aggregate does not and will not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has all requisite power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as currently conducted, except where the failure to have such power, authority, licenses, permits, authorizations and approvals would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made available to Parent, prior to the execution of this Agreement, true, complete and accurate copies of the Company’s certificate of incorporation (the “Company Certificate”) and By-Laws (the “Company By-Laws”), and the comparable organizational documents of each of its Subsidiaries, in each case as amended to, and in effect on, the date of this Agreement. Without the consent of Parent, prior to the Effective Time, the Company and its Affiliates have not purchased any insurance coverage contemplated to be purchased by Parent by Section 5.04(c), except for annual renewals in the ordinary course of business consistent with past practice upon the expiration of the present policy (which renewal policy shall not be for a greater coverage limit or from a carrier with a higher AM Best financial strength or financial size rating than those in effect with respect to the expiring policy).

(b) Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule lists, as of the date of this Agreement, each direct and indirect Subsidiary of the Company (including its state of incorporation or formation). All of the outstanding capital stock of, or other equity interests in, each Subsidiary of the Company, is directly or indirectly owned by the Company. All the issued and outstanding shares of capital stock of, or other equity interests in, each such Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all pledges, liens, charges, encumbrances or security interests of any kind or nature whatsoever (collectively, “Liens”), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the capital stock of, or voting securities or equity interests in, its Subsidiaries, the Company does not own, directly or indirectly, as of the date hereof, any capital stock of, or other voting securities or equity interests in, any corporation, partnership, joint venture, association or other entity. There are no bonds, debentures, notes or other indebtedness of the Company’s Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters upon which Subsidiary equityholders may vote. Except for capital stock held by the Company or a wholly-owned Subsidiary of the Company, there are not issued, reserved for issuance or outstanding (i) any shares of capital stock or other voting securities or equity interests of any Subsidiary, (ii) any securities of any Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of such Subsidiary, (iii) any warrants, calls, options or other rights to acquire, and no obligation to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of any Subsidiary and (iv) there are not any outstanding obligations to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its Subsidiaries is a party to any voting Contract with respect to the voting of any such securities. There are no outstanding obligations to repurchase, redeem or otherwise acquire any such outstanding securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

(c) Capital Structure. The authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). At the close of business on June 30 , 2006, (i) 31,754,678 shares of Company Common Stock were issued and outstanding, (ii) 285,015 shares of Company Common Stock were issued but not outstanding (i.e., held as treasury stock), (iii) 4,161,850 shares of Company Common Stock were reserved and available for issuance pursuant to the Company’s 2006 Incentive Compensation Plan (the “Incentive Plan”), (iv) 8,250 shares of Company Common Stock were reserved and available for issuance pursuant to the Company’s Non-Employee Directors Restricted Stock Plan (the “Director’s Plan”), (v) no shares of Company Preferred Stock were issued or outstanding (including, without limitation, as treasury shares), and (vi) 500,000 shares of Company Preferred Stock were reserved and available for issuance pursuant to the Company’s Rights Plan. Except as set forth above in this Section 3.01(c), at the close of business on June 30, 2006, no shares of capital stock or other voting securities or equity interests of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights, “phantom” stock rights, restricted stock units, performance units, rights to receive shares of Company Common Stock on a deferred basis or other rights (other than Company Stock Options or rights under the Company’s Rights Plan) that are linked to the value of Company Common Stock (collectively,

“Company Stock-Based Awards”). All Company Stock Options and awards of restricted stock under the Incentive Plan and the Director’s Plan are evidenced by stock option agreements, restricted stock purchase agreements or other award agreements. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above in this Section 3.01(c), the rights under the Company’s Rights Plan, and for issuances of shares of Company Common Stock pursuant to the Company Stock Options set forth above in this Section 3.01(c) and subject to Section 4.01(a), (A) there are not issued, reserved for issuance or outstanding (1) any shares of capital stock or other voting securities or equity interests of the Company, (2) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company, (3) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or (4) any Company Stock-Based Awards and (B) there are not any outstanding obligations to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its Subsidiaries is a party to any voting Contract with respect to the voting of any such securities.

(d) Authority; Noncontravention. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Shareholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the consummation of the Merger, to the obtaining of the Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company, at a meeting duly called and held, duly and unanimously adopted by all directors present, resolutions (i) adopting this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) declaring and recommending to its shareholders that it is advisable and in the best interests of the Company and the shareholders of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) directing that the Company use its reasonable best efforts to submit the approval of this Agreement to a vote at a meeting of the shareholders of the Company as promptly as reasonably practicable and (iv) recommending that the shareholders of the Company approve this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way (the “Company Board Recommendation”). The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, (A) the Company Certificate or the Company By-Laws or the comparable organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement or other contract, agreement, obligation, commitment or instrument that is intended by the Company or any of its Subsidiaries to be legally binding, (each, including all amendments thereto, a “Contract”), to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (C) subject to the obtaining of the Shareholder Approval and the governmental filings and other matters referred to in the following sentence, any (1) statute, law, ordinance, rule or regulation (each, a “Law”) applicable to the Company or any of its Subsidiaries or their respective properties or other assets or (2) order, writ, injunction, decree, judgment or stipulation (each, an “Order”) applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of Sections 3.01(d)(iv)(B) and 3.01(d)(iv)(C), any such conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, losses or Liens that individually or in the aggregate does not and will not reasonably be expected to (I) have a Material Adverse Effect, (II) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (III) prevent or materially impede, interfere with, hinder or delay the consummation of the Merger and the other transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any organized securities exchange (each, a “Governmental Entity”) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger or the other transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”) and the termination of the waiting period required thereunder, and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar Law, (ii) the filing with the Securities and Exchange Commission (the ”SEC”) of (A) a proxy statement relating to the adoption by the shareholders of the Company of this Agreement (as amended or supplemented from time to time, the “Proxy Statement”) and (B) such reports under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”), as may be required in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iv) any filings with and approvals of the NYSE and (v) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate does not and will not reasonably be expected to (A) have a Material Adverse Effect (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement.

(e) Company SEC Documents.

(i) The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 2003 (such documents, together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K, the “Company SEC Documents”). Except to the extent that information contained in any Company SEC Document has been revised, amended, supplemented or superseded by a later-filed Filed Company SEC Document, as of their respective filing dates, the Company SEC Documents complied in all material respects with, to the extent in effect at the time of filing, the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, “SOX”) applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) of the Company included in the Company SEC Documents complied at the time it was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing, had been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except as otherwise footnoted therein and, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than (i)liabilities or obligations reflected in the Company’s financial statements included in the Filed Company SEC Documents (including the notes thereto), (ii) liabilities or obligations incurred in the ordinary course of business since March 25, 2006, (iii) liabilities or obligations of a nature and magnitude comparable to those not required to be reflected in the financial statements in the Filed Company SEC Documents under GAAP, or (iv) liabilities and obligations which, individually or in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect. None of the Subsidiaries of the Company are, or have at any time since January 1, 2003 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

(ii) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(iii) The Company maintains a system of internal controls over financial reporting in all material respects in accordance with applicable law. The Company has disclosed to the Company’s auditors and the audit committee of the Board of Directors of the Company with respect to each reporting period in which reviews of its internal controls over financial reporting were required to be implemented under law, (A) any “material weaknesses”, any “control deficiencies” and any “significant deficiencies” that were identified in the design or operation of the Company’s internal controls over financial reporting, (B) each letter to or from (or material discussion with) the internal auditors and/or outside auditors relating to the Company’s internal controls over financial reporting relating to any “material weaknesses”, any “control deficiencies” or any “significant deficiencies” in the design or operation of the Company’s internal controls over financial reporting and (C) any fraud or allegation of fraud, whether or not material, known to management of the Company (or any reporting person or center set up to accept “whistleblower” complaints, or any Company ombudsmen) which involves the Company’s system of internal controls over financial reporting. The Company has previously provided to Parent each letter described in the preceding sentence or has disclosed in Section 3.01(e)(iii) of the Company Disclosure Schedule a summary of any such material undocumented disclosure or report, in each case, heretofore delivered to any of the foregoing persons or to any member of the Board of Directors.

(iv) The Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of SOX.

(f) Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

(g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement, since the date of the most recent financial statements included in the Filed Company SEC Documents, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course consistent with past practice, and there has not been any Material Adverse Change, and from such date until the date hereof there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of the Company or any of its Subsidiaries, other than (A) cash dividends payable by the Company in respect of shares of Company Common Stock consistent with past practice and not exceeding $0.11 per share of Company Common Stock per fiscal quarter or (B) dividends or distributions by a Subsidiary of the Company to the Company or another Subsidiary wholly owned by the Company, (ii) any purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any shares of capital stock or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls or rights to acquire such shares or other securities, (iii) any split, combination or reclassification of any capital stock of the Company or any of its Subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of their respective capital stock, (iv) (A) any granting by the Company or any of its Subsidiaries to any current or former (1) director of the Company or (2) current employees with the Company or any of its Subsidiaries who are party to a change of control or severance agreement (all individuals described in the foregoing Sections 3.01(g)(iv)(A)(1) and (2) (collectively, the “Key Personnel”) of any increase in compensation, bonus or fringe or other benefits, except in the ordinary course of business consistent with past practice or as was required under any Company Benefit Agreement or Benefit Plan, (B) any granting by the Company or any of its Subsidiaries to any Key Personnel of (1) any increase in severance or termination pay or (2) any right to receive any severance or termination pay except for severance or termination pay received in the ordinary course of business consistent with past practice or as was required under any Company Benefit Agreement or Benefit Plan, (C) any entry by the Company or any of its Subsidiaries into, or any amendments of, (1) any employment, deferred compensation, consulting, severance, change of control, termination or indemnification Contract with any Key Personnel or any other director, officer or employee of the Company or any of its Subsidiaries or (2) any Contract with any Key Personnel or any other director, officer or employee of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the Merger (all such Contracts under this Section 3.01(g)(iv)(C), collectively, “Company Benefit Agreements”), (D) the removal or modification of any restrictions in any Company Benefit Agreement or Benefit Plan or awards made thereunder, except as required to comply with applicable Law or the terms or provisions of any Company Benefit Agreement or Benefit Plan in effect as of the date hereof and except as may be effected in the ordinary course of business consistent with past practice or (E) the adoption, amendment or termination of any Benefit Plan, other than, in the case of Sections 3.01(g)(iv)(A), 3.01(g)(iv)(B), 3.01(g)(iv)(C), and 3.01(g)(iv)(D), such increases, amendments, new agreements, removals, modifications or terminations that (1) do not provide for any increase in compensation or benefits for any individual Key Personnel that is material in relation to such person’s compensation or benefits prior to such increase and (2) in the aggregate do not result in any material increase in compensation, benefits or other similar expenses of the Company and its Subsidiaries, and (v) any change in financial accounting methods, principles or practices by the Company materially affecting its assets, liabilities or businesses, except insofar as may have been required by a change in GAAP.

(h) [INTENTIONALLY OMITTED]

(i) Litigation. There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or affecting any of their respective assets that, individually or in the aggregate does or would reasonably be expected to have a Material Adverse Effect, nor is there any demand, letter or Order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries or any of their respective assets that individually or in the aggregate does or would reasonably be expected to have a Material Adverse Effect.

(j) Material Contracts.

(i) As of the date hereof, neither the Company nor any of its Subsidiaries is a party to, and none of their respective properties or other assets is subject to, any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (a “Material Contract”), other than those contracts that are filed as exhibits to the Filed Company SEC Documents. As of the date hereof, the amount that would be payable to the third party identified in Section 3.01(j)(i) of the Company Disclosure Schedule pursuant to the terms of the Contract (as the same may have been amended) identified thereon in connection with a termination for convenience would not exceed the amount specified thereon. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto under) any Contract to which it is a party or by which it or any of its properties or other assets is bound, except for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiaries has entered into any Contract that is currently in effect that is required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC and which has not been so disclosed. Neither the Company nor any of its Subsidiaries is a party to a material agreement with a third party which provides for the printing of materials and which is not cancelable by the Company or its Subsidiary with not more than 60 days notice without material penalty or other material obligation or liability.

(ii) Section 3.01(j)(ii) of the Company Disclosure Schedule contains a complete and accurate list of each Contract restricting or purporting to restrict the Company’s or any of the Company’s Subsidiaries’ ability to compete in any line of business, geographic area or customer segment.

(k) Compliance with Laws; Environmental Matters.

(i) Each of the Company and its Subsidiaries is in compliance with all Laws and Orders (collectively, “Legal Provisions”) applicable to it, its properties or other assets or its business or operations, except for violations or possible violations that would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities (collectively, “Permits”) necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as currently conducted, except for such authorizations, certificates, filings, franchises, licenses, notices, permits and approvals the failure of which to hold would not, individually or in the aggregate, have a Material Adverse Effect. Since January 1, 2003, there has occurred no material default under, or material violation of, any such Permit and, to the Knowledge of the Company, the consummation of the Merger would not cause the revocation or cancellation of any material Permit.

(ii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (1) during the period of ownership or operation by the Company or any of its Subsidiaries of any of its currently or formerly owned, leased or operated properties, there have been no Releases of Hazardous Materials in, on, under or affecting any properties which would subject the Company or any of its Subsidiaries to any liability under any Environmental Law or require any expenditure by the Company or any of its Subsidiaries for remediation to meet applicable standards thereunder; (2) prior to and after, as applicable, the period of ownership or operation by the Company or any of its Subsidiaries of any of its currently or formerly owned, leased or operated properties, to the Knowledge of the Company, there were no Releases of Hazardous Materials in, on, under or affecting any properties which would subject the Company or any of its Subsidiaries to any liability under any Environmental Law or require any expenditure by the Company or any of its Subsidiaries for remediation to meet applicable standards thereunder; (3) each of the Company and its Subsidiaries is in compliance with all Environmental Laws; (4) neither the Company nor any of its Subsidiaries is subject to any indemnity obligation with any person relating to obligations or liabilities under Environmental Laws; (5) neither the Company nor its Subsidiaries is subject to, there is not now and there has not been any pending or, to the Knowledge of the Company, threatened investigation, suit, claim, action, cause of action, notice or proceeding alleging liability under, relating to or arising under Environmental Laws; and (6) there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action, cause of action, proceeding or liability against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental Laws. The term “Environmental Laws” means all applicable Federal, state, local and foreign Laws (including the common law), Orders, notices, Permits or binding Contracts issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources or the presence, management, Release of, or exposure to, Hazardous Materials, or to human health and safety. The term “Hazardous Materials” means (A) petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, medical or infectious wastes, polychlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances and (B) any other chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited, regulated by or pursuant to or for which standards of liability are imposed under any Environmental Law. The term “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

(l) Labor Relations. From the date of the most recent financial statements included in the Filed Company SEC Documents through the date hereof, there has not been any adoption, material amendment or termination by the Company or any of its Subsidiaries of any collective bargaining or other labor union Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. Other than the contract with Amalgamated Lithographers of America Local I-L at the Windsor, Connecticut Facility, there are no collective bargaining or other labor union Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. As of the date of this Agreement, other than those employees at the Windsor, Connecticut Facility who are members of Amalgamated Lithographers of America Local I-L, none of the employees of the Company or any of its Subsidiaries are represented by any union with respect to their employment by the Company or such Subsidiary. From January 1, 2003 to the date of this Agreement, neither the Company nor any of its Subsidiaries has experienced any material labor disputes, union organization attempts or work stoppages, slowdowns or lockouts due to labor disagreements.

(m) ERISA Compliance.

(i) Section 3.01(m)(i) of the Company Disclosure Schedule sets forth a complete and correct list of all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all employment, compensation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, split dollar insurance, supplemental retirement, severance, change of control, loans or other benefit plans, programs, arrangements or fringe benefits, in each case, which are provided, maintained, contributed to or sponsored the Company or any of its Subsidiaries on behalf of current or former directors, officers or employees or for which the Company or any of its Subsidiaries has any liability, contingent or otherwise (collectively, the “Benefit Plans”).

(ii) To the extent applicable, the Company has furnished Parent with true, complete and accurate copies of (A) the plan document or other governing contract for each Benefit Plan, as amended, and a summary of any unwritten Benefit Plans, (B) the most recently distributed summary plan description and summary of material modifications, (C) each trust or other funding agreement with respect to each Benefit Plan, (D) the three most recently filed Internal Revenue Service (“IRS”) Form 5500 (including schedules and attachments) with respect to each Benefit Plan, (E) the most recently received IRS determination letter with respect to each Benefit Plan intended to qualify under Section 4.01(a) of the Code, and (F) the most recently prepared actuarial report and financial statements for each Benefit Plan.

(iii) The Benefit Plans have been operated and administered in accordance with their terms and the applicable requirements of ERISA, the Code and any other applicable governing law, in each case, in all material respects. All contributions and all payments and premiums required to have been made to or under any Benefit Plan have been timely and properly made (or otherwise properly accrued if not yet due), and, as of the date hereof, nothing has occurred with respect to the operation of the Benefit Plans that would cause the imposition of any material penalty or excise tax under ERISA, the Code or governing law on the Company or any of its Subsidiaries that has not been satisfied in full.

(iv) No Benefit Plan is subject to Title IV of ERISA, or is a multiemployer plan within the meaning of Section 3(37)(A) of ERISA. None of the Company or any of its Subsidiaries or any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with the Company or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliates”), has incurred any liability under Title IV of ERISA or Section 412 of the Code, except for such liability that has been paid in full.

(v) For each Benefit Plan that is a defined benefit pension plan within the meaning of Statement of Financial Accounting Standard No. 87 (“SFAS 87”), the “projected benefit obligation” of each such plan does not exceed the market value of its “plan assets” as of December 31, 2005, as such terms are defined in SFAS 87, by more than $50,000.

(vi) There are no pending or, to Knowledge of the Company, threatened suits, audits, examinations, actions, litigation or claims (excluding claims for benefits incurred in the ordinary course) with respect to any of the Benefit Plans which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect.

(vii) Each of the Benefit Plans which is intended to be “qualified” within the meaning of Section 401 of the Code has received a favorable determination letter from the IRS and no event has occurred and no condition exists which would result in the revocation of any such determination letter or otherwise result in the loss of its qualified status. Any voluntary employee benefit association which provides benefits to current or former employees of the Company or any of its Subsidiaries, or their beneficiaries, is and has been qualified under Section 501(c)(9) of the Code.

(viii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any current or former employee or director of the Company or any of its Subsidiaries, (B) increase any benefits under any Benefit Plan, or (C) result in the acceleration of the time of payment, vesting or other rights with respect to any such benefits.

(ix) The Company and its Subsidiaries do not maintain or have an obligation to contribute to, or provide coverage under, any retiree life or retiree health plans or arrangements, except (A) as may be required under part 6 of Title I of ERISA and at the sole expense of the participant or the participant’s beneficiary, or (B) pursuant to a medical expense reimbursement account described in Section 125 of the Code.

(n) Golden Parachute Payments. No current or former employee or director of the Company or any of its Subsidiaries is entitled to receive any additional payment from the Company or any of its Subsidiaries or the Surviving Corporation by reason of the excise tax required by Section 4999(a) of the Code being imposed on such person by reason of the transactions contemplated by this Agreement. No amount paid or benefit provided by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either alone or in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(o) Taxes. Except as does not and would not reasonably be expected to have a Material Adverse Effect:

(i) All tax returns required by applicable Law to have been filed with any taxing authority by, or on behalf of, the Company or any of its Subsidiaries have been filed in a timely manner (taking into account any valid extension) in accordance with all applicable Laws, and all such tax returns are true, correct and complete.

(ii) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) all taxes due and owing, and the Company’s most recent financial statements included in the Filed Company SEC Documents reflect an adequate accrual under GAAP for all taxes payable by Company and its Subsidiaries for all taxable periods and portions thereof ending on the date of such financial statements.

(iii) There are no Liens or encumbrances for taxes on any of the assets of the Company or any of its Subsidiaries, other than for taxes not yet due and payable.

(iv) The Company and its Subsidiaries have complied with all applicable Laws relating to the payment and withholding of taxes.

(v) No written notification has been received by the Company or any of its Subsidiaries that any federal, state, local or foreign audit, examination or similar proceeding is pending, proposed or asserted with regard to any taxes or tax returns of the Company or its Subsidiaries.

(vi) There is no Contract extending, or having the effect of extending, the period of assessment or collection of any federal, state and foreign taxes with respect to the Company or any of its Subsidiaries nor has any request been made for any such extension.

(vii) No written notice of a claim of pending investigation has been received by the Company or its Subsidiaries from any state, local or other jurisdiction with which the Company or any of its Subsidiaries currently does not file tax returns, alleging that the Company or any of its Subsidiaries has a duty to file tax returns and pay taxes or is otherwise subject to the taxing authority of such jurisdiction.

(viii) Neither the Company nor any of its Subsidiaries joins or has joined, for any taxable period during the eight years prior to the date of this Agreement, in the filing of any consolidated federal tax return other than tax returns for the consolidated group of which the Company or any of its Subsidiaries is or was the common parent.

(ix) Neither the Company nor any of its Subsidiaries is a party to or bound by any tax sharing agreement or tax indemnity agreement (including any advance pricing agreement or closing agreement with any taxing authority), other than any such customary agreements with customers, vendors, lessors or the like entered into in the ordinary course of business.

(x) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code since May 1, 2004.

(xi) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(2).

(xii) As used in this Agreement: (A) “tax” means any tax, duty, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any person), together with any related interest, penalty, addition to tax or additional amount; (B) “taxing authority” means any Federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority; and (C) “tax return” means any report, return, document, declaration or other information or filing required to be filed with respect to taxes (whether or not a payment is required to be made with respect to such filing), including information returns, any documents with respect to or accompanying payments of estimated taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

(p) Title to Properties. Each of the Company and its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect, has (i) good and marketable title (subject only to Permitted Exceptions and the matters described on Section 3.01(p) of the Company Disclosure Schedule) to all of its owned real properties, or (ii) valid and subsisting leasehold or sublease interests or similar contract rights under valid agreements relating to all of its leased properties and other tangible assets, in the case of clauses (i) and (ii), to the extent necessary for the conduct of its business as currently conducted. Each of the Company and its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect, has complied in all material respects with the terms of all leases or subleases to which it is a party, and all leases to which the Company or any of its Subsidiaries is a party and under which it is in occupancy are in full force and effect. Neither the Company nor any of its Subsidiaries has received any written notice of any event or occurrence that has resulted or could reasonably result (with or without the giving of notice, the lapse of time or both) in an event of default with respect to any lease or sublease to which it is a party. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the consummation of the Merger shall not require the consent of any party to any of the leases or subleases to which the Company or any of its Subsidiaries are a party. “Permitted Exceptions” means (a) liens for taxes or assessments not yet due and payable or being contested in good faith; (b) mechanics’, materialmen’s or other liens or security interests, provided that any such lien or security interest is not yet due and payable or is being contested in good faith; (c) zoning, entitlement, land use or environmental regulations; (d) all matters of record, or (e) any other liens, encumbrances, security interests, easements, rights-of-way, encroachments, restrictions, conditions and other encumbrances which would not, individually or in the aggregate, have a material adverse effect on the use and enjoyment of the property.

(q) Intellectual Property. Except as would not, individually or in the aggregate, have a Material Adverse Effect:

(i) Section 3.01(q)(i) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all patents and applications therefor, registered trademarks and applications therefor, domain name registrations and copyright registrations (if any) that, in each case, are owned by or licensed to the Company or any of its Subsidiaries and are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted. Such intellectual property rights required to be listed in Section 3.01(q)(i) of the Company Disclosure Schedule, together with any trade name rights, trade secret or know how rights, service mark rights, trademark rights, patent rights, intellectual property rights in computer programs or software or other type of intellectual property rights, in each case, that are owned or licensed by the Company or any of its Subsidiaries and are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, are collectively referred to herein as “Intellectual Property Rights”. All Intellectual Property Rights are either (A) owned by the Company or a Subsidiary of the Company free and clear of all Liens or (B) licensed to the Company or a Subsidiary of the Company free and clear (to the Knowledge of the Company) of all Liens. There are no material claims pending or, to the Knowledge of the Company, threatened with regard to the ownership or licensing by the Company or any of its Subsidiaries of any Intellectual Property Rights. To the Knowledge of the Company, each of the Company and its Subsidiaries owns, is validly licensed or otherwise has the right to use all Intellectual Property Rights. To the Knowledge of the Company, the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon, any Intellectual Property Right. Section 3.01(q)(i) of the Company Disclosure Schedule sets forth, as of the date hereof, all material Contracts under which the Company or any of its Subsidiaries is obligated to make payments to third parties for use of any Intellectual Property Rights.

(ii) There are no pending or, to the Knowledge of the Company, threatened claims that the Company or any of its Subsidiaries has infringed or is infringing any intellectual property rights of any person. To the Knowledge of the Company, as of the date of this Agreement, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any claim by a person to exclude or prevent the Company or any of its Subsidiaries from freely using its Intellectual Property Rights.

(iii) All patents required to be listed in Section 3.01(q)(i) of the Company Disclosure Schedule that are owned by the Company or any of its Subsidiaries have been duly registered and/or filed with or issued by each appropriate Governmental Entity, all necessary affidavits of continuing use have been timely filed, and all necessary maintenance fees have been timely paid in all material respects to continue all such rights in effect. To the Knowledge of the Company, none of the patents required to be listed in Section 3.01(q)(i) of the Company Disclosure Schedule that are owned by the Company or any of its Subsidiaries and which is material to their business has expired or been declared invalid, in whole or in part, by any Governmental Entity. To the Knowledge of the Company, there are no ongoing interferences, oppositions, reissues, reexaminations or other proceedings challenging any of the patents or patent applications required to be listed in Section 3.01(q)(i) of the Company

Disclosure Schedule and owned by the Company or any of its Subsidiaries (or challenging any such patents or patent applications licensed to the Company or any of its Subsidiaries), including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency.

(iv) The Company and its Subsidiaries have used commercially reasonable efforts to maintain their material trade secrets in confidence.

(r) Voting Requirements. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock at the Shareholders’ Meeting or any adjournment or postponement thereof to approve this Agreement (the “Shareholder Approval”) is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated by this Agreement.

(s) State Takeover Laws. The Board of Directors of the Company has unanimously adopted, by all directors present, this Agreement, and approved the Merger and the other transactions contemplated by this Agreement, and such adoption and approval represents all the actions necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the restrictions on “business combinations” (as defined in Section 203 of the DGCL) pursuant to Section 203 of the DGCL to the extent, if any, the restrictions contained therein would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement (assuming the accuracy of Parent’s representation in Section 3.02(h)). To the Knowledge of the Company, no other state takeover Law or similar Law applies or purports to apply to this Agreement, the Merger or the other transactions contemplated by this Agreement.

(t) Brokers and Other Advisors. No broker, investment banker, financial advisor or other person (other than Citigroup Global Markets Inc. solely pursuant to the Citigroup engagement letter and indemnification agreement), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has made available to Parent a true, complete and accurate copy of the Citigroup engagement letter and indemnification agreement.

(u) Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Citigroup Global Markets Inc., on July 5, 2006, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock (the “Citigroup Fairness Opinion”); a signed copy of which opinion will have been delivered to Parent no later than July 7, 2006.

(v) Rights Agreement. The Company has taken all actions necessary to (i) render the Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) ensure that so long as this Agreement shall not have been terminated in accordance with its terms: (A) none of Parent, Sub or any other Subsidiary of Parent is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement, (B) a Separation Time or a Stock Acquisition Date (as such terms are defined in the Rights Agreement) does not occur and (C) the rights (the “Company Rights”) to purchase securities do not become exercisable, in the case of Sections 3.01(v)(ii)(A), 3.01(v)(ii)(B) and 3.01(v)(ii)(C), solely by reason of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and (iii) provide that the Expiration Time (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time. The Company has delivered to Parent a true, complete and accurate copy of the Contract under which the matters described in the preceding sentence have been effected.

Section 3.02 Representations and Warranties of Parent. Except as disclosed in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement (“Filed Parent SEC Documents”), Parent represents and warrants to the Company as follows:

(a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has made available to the Company true, complete and accurate copies of the certificates of incorporation and by-laws of Parent and Sub, in each case as amended to, and as in effect on, the date hereof. Each of Parent and Sub has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to be so qualified licensed or in good standing, would not, individually or in the aggregate have a Parent Material Adverse Effect.

(b) Authority; Noncontravention. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, including approval by Parent as the sole stockholder of Sub, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement and the transactions contemplated by this Agreement do not require approval of the holders of any shares of capital stock of Parent. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery of this Agreement by Parent and Sub do not, and the consummation by Parent and Sub of the Merger and the other transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Parent or Sub or any of their respective Subsidiaries under (i) the respective certificates of incorporation and by-laws of Parent and Sub or the comparable organizational documents of any of their respective Subsidiaries, (ii) any Contract to which Parent or Sub or any of their respective Subsidiaries is a party or any of their respective properties or other assets is subject (including any credit facilities or agreements and any other indebtedness arrangements) or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Legal Provision applicable to Parent or Sub or any of their respective Subsidiaries or their respective properties or other assets, other than, in the case of Sections 3.02(b)(ii) and 3.02(b)(iii), any such conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, losses or Liens that individually or in the aggregate have not had and would not reasonably be expected to (A) have a Parent Material Adverse Effect, (B) impair in any material respect the ability of Parent or Sub to perform its respective obligations under this Agreement or (C) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act and the expiration or termination of the waiting period required thereunder, and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar Law, (2) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (4) any filings with and approvals of the NYSE, (5) the filings and notices required to be delivered to the FTC and/or the DOJ in connection with the Decision & Order issued April 19, 2006, in connection with the action In the Matter of Valassis Communications, Inc., before the Federal Trade Commission (Docket No. C-4160) and (6) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate does not and would not reasonably be expected to (I) have a Parent Material Adverse Effect, (II) impair in any material respect the ability of Parent or Sub to perform its respective obligations under this Agreement or (III) prevent or materially impede, interfere with, hinder or delay the consummation of the transaction contemplated by this Agreement.

(c) Capital Structure. The authorized capital stock of Sub consists of 100 shares of common stock, par value $0.01 per share. As of the date hereof, Parent owns each issued and outstanding share of capital stock of Sub, and at the Effective Time Sub will be a direct or indirect wholly owned Subsidiary of Parent.

(d) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Proxy Statement.

(e) Capital Resources. Parent has made available to the Company true, accurate and complete copies (other than fee information contained therein) of the executed commitment letter (the “Financing Commitment”) in connection with the debt financing of the transactions contemplated by this Agreement. As of the date hereof, the Financing Commitment is in full force and effect and has not been withdrawn or terminated or otherwise amended or modified in any respect. The proceeds from the debt financing contemplated by the Financing Commitment constitute all of the financing required to be provided by Parent for the consummation of the transactions contemplated hereby, and are sufficient for the satisfaction of all of Parent’s and Sub’s obligations under this Agreement. The Financing Commitment contains all of the conditions precedent to the obligations of the parties thereunder to make the financing available to Parent on the terms therein. Prior to the Effective Time, Parent will have funds that are sufficient to consummate the transactions contemplated hereby and to pay all of Parent’s fees and expenses related to the transactions contemplated by this Agreement. Parent will provide such funds to the Exchange Agent at or prior to the Effective Time.

(f) Brokers. No broker, investment banker, financial advisor or other person, other than Bear, Stearns & Co. Inc. (“Bear Stearns”), the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Sub or any of their respective Subsidiaries.

(g) Litigation. There is no suit, action or proceeding pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of their respective assets that individually or in the aggregate would have a Parent Material Adverse Effect, nor is there any demand, letter or Order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Entity involving, Parent or any of its Subsidiaries or any of their respective assets that individually or in the aggregate would have a Parent Material Adverse Effect.

(h) Ownership of Company Common Stock. Neither Parent nor Sub, or any of their respective Affiliates, owns any Company Common Stock.

(i) No Vote of Parent Stockholders. No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise), is required by any applicable Law, the certificate of incorporation or bylaws of Parent or the applicable rules of any exchange on which securities of Parent are traded, in order for Parent to consummate the Merger.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS; NO SOLICITATION

Section 4.01 Conduct of Business by the Company.

(a) During the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.01(a) of the Company Disclosure Schedule or as expressly contemplated by this Agreement or as consented to in writing in advance by Parent (which consent shall not unreasonably be withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects in the ordinary course consistent with past practice prior to the Effective Time and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, key employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as otherwise set forth in Section 4.01(a) of the Company Disclosure Schedule or as expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without Parent’s prior written consent:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than (1) the $0.11 cash dividend declared by the Board of Directors of the Company on June 22, 2006 and payable on August 4, 2006 to record holders of Company Common Stock on July 28, 2006 (it being understood that no further dividends or distributions shall be declared or paid by the Company to its stockholders while this Agreement is in effect), (2) dividends and distributions in accordance with the terms of the Rights Agreement and (3) dividends or distributions by a direct or indirect Subsidiary wholly owned by the Company to the Company or another directly or indirectly wholly owned Subsidiary of the Company, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for purchases, redemptions or other acquisitions of capital stock or other securities (1) required by the terms of the Company Stock Plans in effect as of the date hereof or (2) required by the terms of any plans, arrangements or Contracts existing on the date hereof between the Company or any of its Subsidiaries and any director or employee of the Company or any of its Subsidiaries (to the extent complete and accurate copies of which have been heretofore delivered to Parent);

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, including pursuant to Contracts as in effect on the date hereof (other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or in connection with Company Stock Based Awards, in each case in accordance with their terms on the date hereof; (B) the issuance of Company Rights and shares of the Company’s capital stock pursuant to the Company Rights or the Rights Agreement; or (C) grants required by the terms of any plans, arrangements or Contracts existing on the date hereof between the Company or any of its Subsidiaries and any director or employee of the Company or any of its Subsidiaries (to the extent complete and accurate copies of which have been heretofore delivered to Parent));

(iii) amend (A) the Company Certificate or the Company By-Laws or other comparable charter or organizational documents of any of the Company’s Subsidiaries or (B) the Notes, in each case except as may be required by applicable Law or the rules and regulations of the SEC or the NYSE;

(iv) directly or indirectly acquire (A) by merging or consolidating with, by purchasing a substantial portion of the assets of, by making an investment in or capital contribution to, or by any other manner, any person or division, business or equity interest of any person or (B) other than in the ordinary course of business, any material asset or assets, except for capital expenditures, which shall be subject to the limitations of Section 4.01(a)(vii) below;

(v) (A) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or other material assets or any interests therein (including securitizations), except for sales of inventory and used equipment in the ordinary course of business consistent with past practice, or (B) enter into, modify or amend in a material respect any lease of material property, other than in the ordinary course of business consistent with past practice;

(vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other Contract to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing (other than short-term borrowings in the ordinary course of business under the Company’s Credit Agreement dated December 4, 2003 with a syndicate of banks led by JP Morgan Chase Bank as Administrative Agent), except that the Company and its Subsidiaries may incur, assume or pre-pay indebtedness for borrowed money under existing credit agreements and lines of credit described in Section 4.01 of the Company Disclosure Schedule; or (B) make any loans or advances to any other person, except in the ordinary course of business and except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly-owned Subsidiary of the Company, which would result in the aggregate principal amount of all of the outstanding foregoing loans and advances of the Company and its Subsidiaries not exceeding $100,000;

(vii) make any new capital expenditure or expenditures exceeding the amounts set forth in Section 4.01(a)(vii) of the Company Disclosure Schedule;

(viii) except as required by Law or any judgment by a court of competent jurisdiction, (A) pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise) where the uninsured amount to be paid is greater than $250,000, other than the payment, discharge, settlement or satisfaction in the ordinary course of business or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business, (B) cancel any material indebtedness in excess of $100,000, (C) waive or assign any claims or rights of material value, or (D) waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, knowingly fail to enforce, or consent to any material matter with respect to which consent is required under any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party;

(ix) enter into any Contract that would be of a type referred to in Section 3.01(j)(ii);

(x) enter into, modify, amend or terminate any Contract or waive, release or assign or delegate any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released, assigned or delegated would reasonably be expected to (A) have a Material Adverse Effect, (B) impair in any material respect the ability of the Company to (or to cause its Subsidiaries to) perform its obligations under this Agreement or (C) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement;

(xi) enter into any material Contract to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement could reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, or require Parent or any of its Affiliates to transfer any of its material assets under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract;

(xii) except as required to ensure that any Benefit Plan or Company Benefit Agreement (in each case, as in effect as of the date hereof and to the extent true, complete and accurate copies of which have been heretofore delivered to Parent as of the date of this Agreement) is not then out of compliance with applicable Law or to comply with any Benefit Plan, Company Benefit Agreement or other Contract entered into prior to the date hereof (in each case, as in effect as of the date hereof and to the extent true, complete and accurate copies of which have been heretofore delivered to Parent as of the date of this Agreement), (A) adopt, enter into, terminate or amend (1) any collective bargaining Contract or Benefit Plan or (2) any Company Benefit Agreement or other Contract, plan or policy involving the Company or any of its Subsidiaries and Key Personnel, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any discretionary bonus of any kind or amount whatsoever to, any current or former director, officer, employee or consultant, except in the ordinary course of business consistent with past practice to employees of the Company or its Subsidiaries other than Key Personnel, (C) grant or pay any severance or termination pay, except for severance or termination pay granted or paid in the ordinary course of business consistent with past practice, to, or increase in any material manner the severance or termination pay of, any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries other than Key Personnel, (D) remove any existing restrictions in any Company Benefit Agreements, Benefit Plans or awards made thereunder, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan or Company Benefit Agreement, (F) take any action to accelerate the vesting or payment of any compensation or benefit under any Benefit Plan or Company Benefit Agreement or awards made thereunder or (G) except as may be reasonably necessary to comply with GAAP, change any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan or change the manner in which contributions to any Benefit Plan are made or the basis on which such contributions are determined;

(xiii) except as required by GAAP, revalue any material assets of the Company or any of its Subsidiaries or make any material change in financial accounting methods, principles or practices;

(xiv) except as required by Law, (i) make or change any tax election, (ii) settle any tax audit or (iii) file any amended tax return, in each case, that is reasonably likely to result in an increase to a tax liability, which increase is material to the Company and its Subsidiaries, taken as a whole; or

(xv) authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

(b) Advice of Changes; Filings. The Company and Parent shall promptly advise the other party orally and in writing if (i) any representation, warranty, condition or agreement made by it (and, in the case of Parent, made by Sub) contained in this Agreement becomes untrue or inaccurate in a manner that would result in the failure of any one more of the conditions set forth in Section 6.02(a) or 6.02(b) or Section 6.03 and (ii) the Company or Parent (and, in the case of Parent, Sub) fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it (and, in the case of Parent, Sub) under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions precedent to the obligations of the parties under this Agreement to effect the Closing or otherwise (i.e., no such notification or knowledge of the underlying event, fact, or circumstance shall be deemed to vitiate any rights of any party hereto).

(c) Confidential Portions of Governmental Entity Filings. The Company and Parent shall, to the extent permitted by Law, promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement, other than the portions of such filings that include confidential or proprietary information not directly related to the transactions contemplated by this Agreement.

Section 4.02 No Solicitation.

(a) The Company shall not, and shall cause each of its Subsidiaries not to, and shall cause each of the foregoing person’s respective directors, officers, management personnel, Affiliates, investment bankers, financial advisors, attorneys, accountants and other advisors, agents and representatives (collectively, “Representatives”) retained by it or any of its Subsidiaries not to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage, or take any other action designed to, or which could reasonably be expected to, facilitate, any Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information relating to any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Subsidiary of the Company and/or any Representative of the Company or any of its Subsidiaries shall be a breach of this Section 4.02(a) by the Company. The Company shall, and shall cause its Subsidiaries to, and shall cause each of their respective Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Shareholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company reasonably determines (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably likely lead to a Superior Proposal, and which Takeover Proposal was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 4.02(a), the Company may, subject to compliance with Section 4.02(c), (A) furnish non-public information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality and standstill agreement not less restrictive to such person than the provisions of the Confidentiality Agreement, provided that all such information has previously been provided to Parent or is provided to Parent prior to or concurrently with the time it is provided to such person, and (B) participate in discussions or negotiations with the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

The term “Takeover Proposal” means any inquiry, proposal or offer from any person relating to, or that could reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets (including equity securities of any Subsidiary of the Company) or businesses that constitute 20% or more of the revenues, net income or assets of the Company and its Subsidiaries (taken as a whole), or 20% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any person or the shareholders of any person would own 20% or more of any class of equity securities of the Company or any of its Subsidiaries or of any resulting parent company of the Company, in each case other than the transactions contemplated by this Agreement.

The term “Superior Proposal” means any bona fide, good faith offer made by a third party that if consummated would result in such person (or its shareholders) owning, directly or indirectly, more than 50% of the shares of Company Common Stock then outstanding (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or a majority of the assets of the Company and its Subsidiaries (taken as a whole), which the Board of Directors of the Company reasonably determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) (i) to be more favorable to the shareholders of the Company from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial and other terms of this Agreement proposed by Parent in response to such Takeover Proposal or otherwise)) and (ii) which provides for fully committed and available financing and, other than in the case of a strategic buyer that the Board believes (with the advice of a financial advisor) has adequate financing resources to consummate the proposal, for which such person has received executed financing commitment letters from reputable sources.

(b) Neither the Board of Directors of the Company nor any committee thereof shall (A) withdraw or modify in a manner adverse to Parent (including, without limitation, changing its recommendation to a “neutral” position), or publicly propose to withdraw or modify in a manner adverse to Parent (including, without limitation, changing its recommendation to a “neutral” position), the approval or recommendation by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) adopt or recommend or take any “neutral” position with respect to, or propose publicly to adopt or recommend or take any “neutral” position with respect to, any Takeover Proposal (any and all actions described in any one or more subclauses of this Section 4.02(b)(A) or Section 4.02(b)(B) being referred to as a “Company Adverse Recommendation Change”. Notwithstanding the immediately preceding sentence, the Company may effect a Company Adverse Recommendation Change pursuant to Section 4.02(f) or Section 4.02(g) hereof. Except as provided in Section 4.02(f), neither the Board of Directors of the Company nor any committee thereof shall adopt or recommend, or publicly propose to adopt or recommend, or allow the Company or any of its Subsidiaries or any of their respective Representatives to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting or related to, or that is intended to or could reasonably be expected to lead to, any Takeover Proposal or Superior Proposal (other than a confidentiality and standstill agreement referred to in Section 4.02(a)) (an “Acquisition Agreement”).

Notwithstanding the foregoing, at any time prior to obtaining the Shareholder Approval and subject to the Board’s and the Company’s compliance in all material respects with this Section 4.02, the Board of Directors of the Company may make a Company Adverse Recommendation Change pursuant to and in accordance with the provisions of Section 4.02(f); provided, however, that the Company shall not be entitled to exercise its right to make a Company Adverse Recommendation Change pursuant to Section 4.02(f) until after the third business day following Parent’s receipt of written notice (a “Notice of Superior Proposal”) from the Company advising Parent that the Board of Directors of the Company intends to take such action and specifying the terms and conditions of such Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Superior Proposal and a new three (3) business day period shall commence). In determining whether to make a Company Adverse Recommendation Change, the Board of Directors of the Company shall take into account any changes to the financial terms of this Agreement proposed by Parent in response to a Notice of Superior Proposal or otherwise.

(c) In addition to the obligations of the Company set forth in Sections 4.02(a) and 4.02(b), the Company shall promptly advise Parent orally and in writing (which in no event shall exceed 48 hours) of any Takeover Proposal, the financial and other material terms and conditions of any such Takeover Proposal (including any changes thereto) and the identity of the person making any such Takeover Proposal. The Company shall (i) promptly keep Parent fully informed orally and in writing in all material respects of the status and details (including any change to the terms thereof) of any Takeover Proposal and any discussions related thereto, and (ii) provide to Parent as soon as practicable (which in no event shall exceed 48 hours) after receipt or delivery thereof of copies of any and all correspondence and other written material sent or provided to the Company or any of its Subsidiaries or any of their respective Representatives from any person that relates to the terms or conditions of any Takeover Proposal and any and all correspondence and other written material sent or provided by (or on behalf of) the Company or any of its Subsidiaries or any of their respective Representatives in response thereto or otherwise in connection therewith.

(d) Nothing contained in this Section 4.02 shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or making a statement required under Rule 14d-9 under the Exchange Act or (ii) making any disclosure to the shareholders of the Company that is required by applicable Law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 4.02(b) (it being understood that any accurate disclosure of factual information to the shareholders of the Company that is required to be made to such shareholders under applicable federal securities Laws shall not be considered a modification prohibited by Section 4.02(b)(A)).

(e) For a period of not less than three (3) business days after Parent’s receipt from the Company of each Notice of Superior Proposal, the Company shall, if requested by Parent, negotiate in good faith with Parent to revise this Agreement such that the Takeover Proposal constituting a Superior Proposal shall no longer constitute a Superior Proposal.

(f) In response to the receipt by the Company of a Superior Proposal that has not been withdrawn and continues to constitute a Superior Proposal after the Company’s compliance with the last paragraph of Section 4.02(b) and with Section 4.02(e), the Board of Directors of the Company may effect a Company Adverse Recommendation Change and, in the case of a Superior Proposal, may terminate this Agreement pursuant to Section 7.01(e) and enter into an agreement with a third party with respect to such Superior Proposal, if (and only if) each of the following three conditions are met:

(i) the Shareholder Approval shall not have been obtained by such time;

(ii) the Board of Directors of the Company has concluded in good faith, following the receipt of advice of its outside legal counsel, that, in light of such Superior Proposal, the failure of the Board of Directors to effect a Company Adverse Recommendation Change would reasonably be expected to result in a breach of its fiduciary obligations to its shareholders under applicable Law; and

(iii) prior to terminating this Agreement and/or entering into an agreement reflecting a Takeover Proposal or Superior Proposal, the Company shall have paid the Parent Termination Fee in accordance with Section 5.05 hereof.

(g) Assuming the Shareholder Approval shall not have been obtained by such time, nothing in this Agreement shall prohibit or restrict the Board of Directors of the Company, in circumstances not involving a Takeover Proposal, from effecting a Company Adverse Recommendation Change to the extent that the Board of Directors determines in good faith (after consultation with outside legal counsel) that such action is necessary under applicable law in order for the directors to comply with their fiduciary duties to the Company’s stockholders and terminating this Agreement pursuant to Section 7.01(g); provided, however, that prior to the Board of Directors having the right to effect or otherwise make public any Company Adverse Recommendation Change (and prior to the Company terminating this Agreement), the Company shall have paid the Parent Termination Fee in accordance with Section 5.05 hereof. The Company shall give Parent written notice of any consideration of such action proposed to be taken by the Board of Directors not later than the business day immediately prior to the day on which such action is proposed to be taken, setting forth in reasonable detail the action proposed to be taken and the basis therefor.

(h) As soon as practicable, but in no event more than 48 hours following a Company Adverse Recommendation Change made by the Company’s Board of Directors or any committee thereof, the Company shall make a public announcement of such Company Adverse Recommendation Change.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01 Preparation of the Proxy Statement; Shareholders’ Meeting.

(a) As soon as reasonably practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the shareholders of the Company as promptly as practicable. Parent shall furnish to the Company all information as may be reasonably requested by the Company in connection with the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, the Proxy Statement will made by the Company without providing Parent a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Merger. The Proxy Statement shall contain a copy of the Citigroup Fairness Opinion.

(b) The Company shall use its reasonable best efforts to, within 120 days following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders (the “Shareholders’ Meeting”) solely for the purpose of obtaining the Shareholder Approval and such other matters as may be agreed to by the Company and the Parent, provided that such date may be extended to the extent necessary to permit the Company to file and distribute any material amendment to the Proxy Statement as is required by applicable law. Subject to Section 4.02, the Company shall, through its Board of Directors, recommend to its shareholders approval of this Agreement and the Merger and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, but subject to the terms of this Agreement, the Company’s obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal (whether or not a Superior Proposal).

Section 5.02 Access to Information; Confidentiality.

(a) To the extent permitted by applicable Law, the Company shall afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors, financing sources (and their advisors) and other Representatives, reasonable access during normal business hours and upon reasonable prior notice to the Company during the period prior to the Effective Time to all its and its Subsidiaries’ properties, books, Contracts, commitments, personnel and records, and, during such period, the Company shall furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws and (ii) all other information concerning its and its Subsidiaries’ business, properties and personnel as Parent may reasonably request; provided that such access and inspections shall not unreasonably disrupt the operations of the Company or its Subsidiaries; and provided further, that the Company shall not be required to (or to cause any of its Subsidiaries to) so confer, afford such access or furnish such copies or other information to the extent that doing so would result in a violation of law, result in the loss of attorney-client privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege, including through the use of joint defense agreements) or which are subject to confidentiality obligations owing to third parties. Without limiting the foregoing, between the date hereof and the Effective Time, the Company shall (and shall cause its Affiliates to) reasonably cooperate with Parent in connection with Parent securing financing to consummate the Merger (including debt and/or equity financing), including, without limitation, cooperating with the Parent in obtaining appraisals of the assets of the Company and its Subsidiaries, sending notices to reflect the change of control, obtaining reasonable access to the Company’s accountants and their work papers, making employees of the Company and its Subsidiaries reasonably available, providing all financial information relating to the Company and its Subsidiaries as may be reasonably requested by Parent, and permitting Parent and its accountants reasonable access to the Company and its Subsidiaries. In addition, the Company shall deliver estimated and reasonably detailed final monthly financial results and statements to Parent as promptly as practicable following each of their preparation at the end of each fiscal month.

Nothing contained in this Agreement shall give to Parent or its Subsidiaries, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time in any unlawful manner.

(b) Except for disclosures expressly permitted by the terms of the Mutual Non-Disclosure Agreement effective as of November 2005 between Parent and the Company (the “Confidentiality Agreement”), (i) Parent shall hold, and shall cause its Subsidiaries and their respective directors, officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement and (ii) the Company shall hold, and shall cause its Subsidiaries and their respective officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Parent, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. The Confidentiality Agreement shall survive any termination of this Agreement.

(c) No investigation pursuant to this Section 5.02 or information provided or received by any party hereto pursuant to this Agreement shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions precedent to the obligations of the parties under this Agreement to effect the Closing or otherwise (i.e., no such investigation, information or knowledge of any event, fact, or circumstance shall be deemed to vitiate any rights of any party hereto).

(d) The Company shall use its best efforts to file with the SEC when due under law its Reports on Form 10-K and Form 10-Q.

Section 5.03 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and to assist and cooperate with the other parties in doing, all things necessary to consummate and make effective in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) that the conditions set forth in Article VI are satisfied, (ii) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (iii) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, and approvals from Governmental Entities and non-governmental third parties and the making of all necessary registrations and filings (including filings with Governmental Entities) and (iv) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the foregoing, the Company and Parent shall (A) file as promptly as practicable (and in any event within 10 business days unless the parties mutually agree otherwise) with the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) the notification and report form (the “HSR Filing”) required under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement, and (B) make, as promptly as practicable, all notifications and other filings required under any other applicable competition, merger control, antitrust or similar Law that the Company and Parent deem advisable or appropriate, in each case with respect to the transactions contemplated by this Agreement and as promptly as practicable (together with the HSR Filings, the “Antitrust Filings”). The Antitrust Filings shall be in substantial compliance with the requirements of the Laws, as applicable. Subject to first having used all reasonable efforts to negotiate a resolution of any objections underlying such lawsuits or other legal proceedings, Company and Parent shall jointly defend and contest any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, including seeking to have any stay, temporary restraining order, or preliminary injunction entered by any Governmental Entity vacated or reversed.

(b) The Company and Parent shall cooperate and consult with each other in connection with the making of all such filings, notifications and any other material actions pursuant to this Section 5.03, subject to applicable Law, by permitting counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed material written communication to any Governmental Entity and by providing counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Entity and any other information supplied by such party and such party’s Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that material may be redacted (x) as necessary to comply with contractual arrangements, and (y) as necessary to address good faith legal privilege or confidentiality concerns. Except as otherwise required by law, neither party shall file any such document or take such action if the other party has reasonably objected (and not withdrawn its objection) to the filing of such document or the taking of such action on the grounds that such filing or action would reasonably be expected to either (i) prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated hereby or (ii) cause a condition set forth in Article VI to not be satisfied in a timely manner. Neither party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other party (which shall not be unreasonably withheld).

(c) Each of the Company and Parent will promptly inform the other party upon receipt of any material communication from the FTC, the Antitrust Division or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company or Parent (or any of their respective Affiliates) receives a request for additional information or documentary material from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Each of the Company and Parent will make all reasonable efforts not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it so consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, shall give the other party the opportunity to attend and participate. Each party will advise the other party promptly of any understandings, undertakings or agreements (oral or written) which the first party proposes to make or enter into with the FTC, the Antitrust Division or any other Governmental Entity in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party will use all reasonable efforts to resolve any objections that may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory Laws, including (subject to first having used all reasonable efforts to negotiate a resolution to any such objections) contesting and resisting any action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, decree, judgment, injunction or other Order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Section 5.03), the Parent and its Subsidiaries are not required to, and the Company and its Subsidiaries may not, without the prior written consent of Parent, become subject to, consent or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or Order to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets or business of the Company, Parent, or any of their respective Subsidiaries in any manner which, individually or in the aggregate with all other such requirements, conditions, understandings, agreements and Orders has or would reasonably be expected to have a material adverse effect on the combined business, financial condition or results of operations of Parent, the Company and their respective Subsidiaries taken as a whole; provided, however, that Parent shall take or commit to take such actions, including, without limitation, proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, transfer, license, divestiture or other disposition of, or that limit or would limit Parent’s or its Subsidiaries’ ability to retain, any business, assets or operations of Parent or its Subsidiaries generating revenues of up to $60 million in Parent’s fiscal year 2005, in each case as may be required in order to resolve any objections under the antitrust laws to the Merger or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing, materially delaying or materially impairing the consummation of the Merger. Furthermore, without the prior written consent of the Parent (determined in its sole discretion), in no event shall the Company or Parent or any of their respective Subsidiaries: (i) pay any consideration to, amend or enter into any agreement with, any non-governmental third party to obtain any consent to the Merger or to otherwise comply with Section 5.03(e); (ii) agree to the imposition of limitations on the ability of Parent or any Subsidiary of Parent to hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote such shares on all matters properly presented to the shareholders of the Surviving Corporation, (iii) agree to prohibit Parent or any of its Subsidiaries from effectively controlling in any respect the business, assets or operations of Parent, the Company or any of their respective Subsidiaries generating revenue in excess of $60 million in Parent’s fiscal year 2005, (iv) agree to any consent decree, divestiture, hold separate order or comparable arrangement, or any sale, transfer, license, divestiture or other disposition of any assets of Parent or the Company or any of their respective Subsidiaries generating revenue in excess of $60 million in Parent’s fiscal year 2005, or any limitation on the Parent’s acquisition, ownership, operation, effective control or exercise of full rights of ownership, of Parent or the Company or any of their respective Subsidiaries or any of their respective assets, or the termination or amendment of any existing relationships and contractual rights or (v) agree to any matter that has or reasonably would be expected to have a Material Adverse Effect or a Parent Material Adverse Effect. In the event that Parent grants such written consent, the Company shall agree to the matters as directed by Parent (which agreement may be conditioned upon the consummation of the Closing).

(e) The Company and its Board of Directors shall (i) use reasonable best efforts to ensure that no state takeover Law or similar Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (ii) if any state takeover Law or similar Law becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, use reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on this Agreement, the Merger and the other transactions contemplated by this Agreement.

Section 5.04 Indemnification, Exculpation and Insurance.

(a) Parent acknowledges that the Surviving Corporation shall by operation of law assume the obligations with respect to all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers, employees or agents of the Company or any of its Subsidiaries as provided in the Company’s or any of its Subsidiaries’ certificate of incorporation, the By-laws or any indemnification Contract between such directors, officers, employees or agents and the Company or any of its Subsidiaries (in each case, as in effect on the date hereof and which have been heretofore disclosed to Parent), without further action, as of the Effective Time and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time.

(b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 5.04 for a period of not less than six years from the Effective Time. In the event (A) the Surviving Corporation transfers any material portion of its assets, in a single transaction or in a series of transactions, or (B) Parent takes any action to materially impair the financial ability of the Surviving Corporation to satisfy the obligations referred to in Section 5.04(a), Parent will either guarantee such obligations or take such other action to ensure that the ability of the Surviving Corporation, legal and financial, to satisfy such obligations will not be diminished in any material respect.

(c) For six years after the Effective Time, Parent shall maintain (directly or indirectly through the Company’s existing insurance programs) in effect directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the directors’ and officers’ liability insurance policy maintained by the Company or its Subsidiaries (a complete and accurate binder for which has been heretofore delivered to Parent, and a complete and accurate copy of which will be delivered to Parent promptly upon receipt thereof) on terms with respect to such coverage and amounts comparable to the insurance maintained currently by the Company or its Subsidiaries, as applicable; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous in the aggregate to the beneficiaries of the current policies and with carriers having an A.M. Best financial strength rating of A (or, if such presently existing Company and Subsidiary policies have lower ratings, than with carriers having at least a rating equal to such lower rating) or better, provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time, and provided further that the Surviving Corporation shall first use its reasonable best efforts to obtain from such carriers a so-called “tail” policy providing such coverage and being effective for the full six year period referred to above, and shall be entitled to obtain such coverage in annual policies from such carriers only if it is unable, after exerting such efforts for a reasonable period of time, to obtain such a “tail” policy; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 150%of the last annual premium paid by the Company prior to the date hereof as set forth in Section 5.04(c) of the Company Disclosure Schedule (or, in the case of a “tail” policy obtained pursuant to the preceding proviso, shall not be required to pay an aggregate premium therefor in excess of an amount equal to six times 150% of such last annual premium) and, if the Surviving Corporation is unable to obtain the insurance required by this Section 5.04(c), it shall obtain as much comparable insurance as possible for an annual premium (or an aggregate premium, as the case may be) equal to such maximum amount.

(d) The provisions of this Section 5.04: (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party identified in this Section 5.04, his or her heirs and his or her representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise. It is expressly agreed that the indemnified parties identified in this Section 5.04 shall be third party beneficiaries of this Section 5.04.

Section 5.05 Fees and Expenses.

(a) Except as provided in Sections 5.05(b), 5.05(c) and 5.05(d), all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 7.01(e), or by the Company pursuant to Section 7.01(g) or by Parent pursuant to Section 7.01(f); or

(ii) (A) after the date of this Agreement but prior to the obtaining of the Shareholder Approval, a Takeover Proposal shall have been made to the Company or shall have been made directly to the shareholders of the Company generally or shall have otherwise become publicly known, disclosed or proposed or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) and (C) within 12 months after such termination, the Company enters into a definitive Contract (which is thereafter consummated) to consummate, or consummates the transactions contemplated by any Takeover Proposal (provided that, for purposes of this Section 5.05(b)(ii), all references to 20% in the definition of Takeover Proposal shall be deemed to be 50%) with any person; or

(iii) (A) this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(ii) or by Parent pursuant to Section 7.01(b) and (B) within 12 months after such termination, the Company enters into a definitive Contract (which is thereafter consummated) to consummate, or consummates, the transactions contemplated by any Takeover Proposal (provided that, for purposes of this Section 5.05(b)(iii), all references to 20% in the definition of Takeover Proposal shall be deemed to be 50%) with any person;

then (in the case of the occurrence of any one or more of Section 5.05(b)(i), Section 5.05(b)(ii) and Section 5.05(b)(iii)) the Company shall pay Parent a fee equal to thirty-eight million dollars (US$38,000,000) (the “Parent Termination Fee”) (less any Parent Expenses that may previously have been paid or are payable) by wire transfer of immediately available funds no later than the first business day following (x) in the case of a payment required by Section 5.05(b)(i), the date of termination of this Agreement, and (y) in the case of a payment required by Section 5.05(b)(ii) above or Section 5.05(b)(iii) above, the date of the consummation of such Takeover Proposal; provided, however, that if Section 4.02 hereof requires payment prior to termination pursuant to its terms, then Section 4.02 shall control with respect to when the payment hereunder is due to Parent. For the avoidance of doubt, in no event shall more than one Parent Termination Fee be payable under this Agreement.

(c) In the event that this Agreement is terminated by Parent pursuant to Section 7.01(b)(ii) or Section 7.01(c), then the Company shall pay to Parent an amount equal to the sum of Parent Expenses (not to exceed ten million dollars (US$10,000,000) in the aggregate) for which Parent has not theretofore been reimbursed by the Company in cash by wire transfer in immediately available funds and, other than as provided in Section 5.05(b), the Company shall have no further liability with respect to this Agreement or the transactions contemplated hereby to Parent (provided that nothing herein shall release any party from liability for bad faith, intentional misconduct or fraud), such payment to be made following such termination within two business days following delivery to the Company of notice of demand for such payment. For purposes of this Agreement, the term “Parent Expenses” means, with respect to a party hereto, all reasonable, documented out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of debt financing sources (including those who are parties to any financing commitments), counsel, accountants, investment bankers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the sale process, including the authorization, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including Parent’s financing. The amounts payable pursuant to Sections 5.05(b) and (c) hereof constitute liquidated damages and not a penalty and shall be the sole monetary remedy in the event of termination of this Agreement on the bases specified in such Sections (provided that nothing herein shall release any party from liability for bad faith, intentional misconduct or fraud).

(d) The Company and Parent acknowledge and agree that the agreements contained in Sections 5.05(b), 5.05(c) and this 5.05(d) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company and Parent would not have entered into this Agreement; accordingly, if the Company fails to pay when due the amount payable pursuant to Section 5.05(b) or Section 5.05(c), and, in order to obtain such payment, Parent commences a suit, the Company shall pay to Parent the costs and expenses of Parent (including attorneys’ fees and expenses) incurred in connection with such suit, together with interest on the amount of the Parent Termination Fee or the Parent Expenses (as the case may be), from the date such payment was required to be made until the date of receipt by Parent of immediately available funds in such amount at the prime rate of Citibank, N.A., in effect on the date such payment was required to be made.

Section 5.06 Public Announcements. Except with respect to the announcement of any Company Adverse Recommendation Change made pursuant to, and in accordance with, the express terms of Section 4.02 of this Agreement, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

Section 5.07 Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any litigation against the Company or its Subsidiaries and/or their respective directors or officers relating to the transactions contemplated by this Agreement and no such settlement shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld, denied or delayed).

Section 5.08 Employee Matters.

(a) Parent agrees to, and to cause the Company to, honor all Benefit Plans and Company Benefit Agreements in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by the terms of such plans and applicable law and this Agreement. For a period of two years following the Effective Time, Parent shall provide, or shall cause to be provided, to each current and former employee of the Company and its Subsidiaries (the “Company Employees”) compensation and benefits no less favorable, in the aggregate, to those provided to Company Employees immediately prior to the Effective Time (it being understood that any grant of equity based compensation awards to Company Employees shall remain discretionary), provided that after December 31, 2006, Parent may satisfy its obligations under this sentence by providing Company Employees with compensation and benefits that are no less favorable, in the aggregate, than those provided to employees of Parent and its pre-Merger Subsidiaries who perform comparable duties and services as such Company Employee will perform at Parent and its Subsidiaries.

(b) For all purposes under the employee benefit plans of Parent and its affiliates providing benefits to any Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be receive credit for his or her years of service with the Company and its affiliates before the Effective Time (including predecessor or acquired entities), to the same extent that such Company Employee received credit for such service before the Effective Time (except (i) for credit for benefit accrual under any defined benefit pension plan and (ii) to the extent such credit would result in a duplication of accrual of benefits). In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall not be subject to any waiting time in any New Plan in which such Company Employee is eligible to become a participant; and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year ending on the date such employee’s participation in the New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to continue any specific employee benefit plans or to continue the employment of any specific person.

Section 5.09 Rights Agreement. The Board of Directors of the Company shall take all further actions (in addition to those referred to in Section 3.01(e)) reasonably requested by Parent in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, the Board of Directors of the Company shall not, without the prior written consent of Parent, amend, take any action with respect to, or make any determination under, the Rights Agreement (including a redemption of the Company Rights) to facilitate a Takeover Proposal or Superior Proposal.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver by Parent and the Company on or prior to the Closing Date of the following conditions:

(a) Shareholder Approval. The Shareholder Approval shall have been obtained.

(b) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(c) No Injunctions or Restraints. There shall not be in effect any statute, regulation, order, decree or judgment of any governmental entity which makes illegal or enjoins or prevents the consummation of the Merger, including, without limitation, any preliminary injunction or temporary restraining order.

Section 6.02 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver by Parent on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. Except with respect to the representations and warranties as set forth in the next sentence, (i) each of the representations and warranties of the Company set forth in this Agreement that are qualified by Material Adverse Effect or Material Adverse Change shall be true and correct in all respects at and as of the Closing Date as though such representations and warranties had been made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, at and as of such date or period), and (ii) each of the representations and warranties of the Company set forth in this Agreement that are not qualified by Material Adverse Effect or Material Adverse Change, including those representations and warranties that are qualified by “material respects” or other similar phrases, shall be true and correct at and as of the Closing Date as though such representations and warranties had been made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, at and as of such date or period), without giving effect to such qualifications of “material,” “material respects” or any other similar phrase, except for such failures to be true and correct that would not have a Material Adverse Effect. Each of the representations and warranties of the Company set forth in the first and last sentences of Section 3.01(a), all of Section 3.01(b), all of Section 3.01(c) (except for insubstantial numerical inaccuracies), the second sentence of Section 3.01(j)(i), the last sentence of Section 3.01(j)(i), all of Section 3.01(r), the first sentence of Section 3.01(s), the first sentence of Section 3.01(t), and the first sentence of Section 3.01(v) shall be true and correct in all respects (other than Section 3.01(b) which shall be true and correct in all material respects), in each case, as of the Closing Date as though each had been made at and as of the Closing Date (other than those of such representations and warranties that expressly relate to an earlier date, in which case such particular representations shall have been true and correct in all respects as of such earlier date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect dated as of the Closing Date.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by the Company under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect dated as of the Closing Date.

(c) Material Adverse Change. Except as disclosed in Section 3.01(g) of the Company Disclosure Schedule, since the date of this Agreement, there has not been any Material

Adverse Change. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect dated as of the Closing Date.

(d) Filing of Form 10-K and Form 10-Q. Any Form 10-K or Form 10-Q that shall not have been filed by the Company with the SEC when due under law (after giving effect to Rule 12b-25 under the Exchange Act, but no other delay) shall have been filed at least 20 business days prior to the Closing Date, or such lesser time as Parent shall agree.

Section 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Sub set forth in this Agreement that are qualified by Parent Material Adverse Effect shall be true and correct in all respects at and as of the Closing Date as though such representations and warranties had been made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, at and as of such date or period). Each of the representations and warranties of Parent and Sub set forth in this Agreement that are not qualified by Parent Material Adverse Effect, including those representations and warranties that are qualified by “material respects” or other similar phrases, shall be true and correct at and as of the Closing Date as though such representations and warranties had been made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, at and as of such date or period), without giving effect to such qualifications of “material,” “material respects” or any other similar phrase, except for such failures to be true and correct that would not have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent and Sub by the Chief Executive Officer and Chief Financial Officer of Parent to such effect dated as of the Closing Date.

(b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Sub by the Chief Executive Officer and Chief Financial Officer of Parent to such effect dated as of the Closing Date.

Section 6.04 Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Shareholder Approval:

(a) by mutual written consent of Parent, Sub and the Company;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before March 31, 2007 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose breach of a representation, warranty, covenant or agreement in this Agreement has (directly or indirectly) in whole or in part been a cause of or resulted in the failure of the Merger to be consummated on or before such date; provided, further, that, if, as of the Outside Date, all conditions set forth in Section 6.01, 6.02 and 6.03 of this Agreement shall have been satisfied or waived (other than those that are satisfied by action taken at the Closing) other than the conditions set forth in Section 6.01(b) or Section 6.01(c) (to the extent that the order, decree, judgment, preliminary injunction or temporary restraining order relates to a violation or alleged violation of antitrust, trade regulation or competition laws), then either the Company or Parent may extend the Outside Date to June 30, 2007 (the “Extended Outside Date”) by providing written notice to the other party on or before the Outside Date; or

(ii) if the Shareholder Approval shall not have been obtained at the Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof.

(c) by Parent if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a), 6.02(b) or Section 6.02(d) and (B) is incapable of being cured by the Company on the earlier of the day before the Outside Date and the thirtieth calendar day following receipt of written notice of such breach or failure to perform from Parent;

(d) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03 and (ii) is incapable of being cured by Parent on the earlier of the day before the Outside Date and the thirtieth calendar day following receipt of written notice of such breach or failure to perform from the Company;

(e) by the Company, if the Board of Directors of the Company has concluded in good faith, after consultation with the Company’s outside legal and financial advisors, that a Takeover Proposal is a Superior Proposal and has determined to terminate this Agreement in accordance with Section 4.02(f) and enter into a definitive agreement with respect to such Takeover Proposal, provided that the Company shall have complied in all material respects with the provisions of Section 4.02 in connection with such Takeover Proposal; provided, further, that the Company shall have paid Parent the Parent Termination Fee prior to any such termination of this Agreement in accordance with Section 5.05;

(f) by Parent, in the event that (i) a Company Adverse Recommendation Change shall have occurred or (ii) the Board of Directors of the Company fails to comply with Section 4.02(h) hereof or (iii) the Company has otherwise failed to comply in any material respect with any other paragraph of Section 4.02 (including, without limitation, the Company approving, recommending or entering into any actual or proposed Acquisition Agreement in violation of Section 4.02) or Section 5.09 or (iv) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or (v) the Company has publicly recommended a Takeover Proposal (other than the Merger);

(g) by the Company, in accordance with Section 4.02(g) hereof; provided, however, that the Shareholder Approval shall not have been obtained at the time of the Company’s exercise of its rights under this clause (g); provided further that the Company shall have paid the Parent Termination Fee prior to any such termination in accordance with Section 5.05; or

(h) by either the Company or Parent on any day following the fortieth calendar day after receipt of notice by the other party from the party intending to terminate this Agreement pursuant to this paragraph (h) if a statute, regulation, order, decree or judgment of any Governmental Entity which makes illegal or enjoins or prevents the consummation of the Merger shall become final and unappealable.

Section 7.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company or their directors, officers or stockholders, under this Agreement, other than the provisions of Section 3.01(t), Section 3.02(f), Section 5.05, this Section 7.02 and Article VIII, which provisions shall survive such termination; provided, however, that no such termination shall relieve any party hereto from any liability or damages resulting from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement or for bad faith, intentional misconduct or fraud.

Section 7.03 Amendment. This Agreement may be amended by the parties hereto at any time before or after receipt of the Shareholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment that by applicable Law requires further approval by the shareholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 7.04 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by applicable Law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 7.03 and to the extent permitted by applicable Law, waive compliance with any of the agreements or conditions contained herein.

Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 7.05 Procedure for Termination or Amendment. A termination of this Agreement pursuant to Section 7.01 or an amendment of this Agreement pursuant to Section 7.03 shall, in order to be effective, require, in the case of Parent or the Company, action by its respective Board of Directors.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 8.02 Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Sub, to:

Valassis Communications, Inc.

19975 Victor Parkway

Livonia, MI 48512

Telecopy No.: 734.591.4460

Attention: Barry Hoffman, Esq.

with a copy to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10017

Telecopy No.: 212.547.5444

Attention: Amy S. Leder, Esq.

if to the Company, to:

ADVO, Inc.

One Targeting Centre

Windsor, CT 06095-2639

Telecopy No.: (860) 285-6230

Attention:    S. Scott Harding

                      Chief Executive Officer

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile: (212) 403-2000

Attention: Eric S. Robinson, Esq.

and

Kirkpatick & Lockhart Nicholson Graham LLP

State Street Financial Center

One Lincoln Street

Boston, MA 02111

Facsimile: (617) 261-3175

Attention: Stephen L. Palmer, Esq.

Section 8.03 Definitions. For purposes of this Agreement:

(a) an “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; For purposes hereof, “control” means the possession directly or indirectly, of the power to direct or cause the direction of the management or policies of a person by virtue of ownership of voting securities, by contract or otherwise,

(b) “Knowledge” of the Company shall mean the actual knowledge of the persons specified on Section 8.03(b) of the Company Disclosure Schedule;

(c) “Material Adverse Change” or “Material Adverse Effect” means any event, development, circumstance, change or effect that is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, except for any such effects or changes arising out of or relating to (i) the announcement or the existence of this Agreement and the transactions contemplated hereby, (ii) changes in general economic or political conditions or the financial, credit or securities markets, as long as such changes do not substantially disproportionately affect the Company, (iii) changes in laws, rules, regulations or orders of any Governmental Entity or interpretations thereof by any Governmental Entity or changes in accounting rules applicable to the Company and its Subsidiaries, (iv) changes affecting generally the industries in which the Company or its Subsidiaries conduct business, as long as such changes do not substantially disproportionately affect the Company, or (v) any outbreak or escalation of hostilities or war or any act of terrorism;

(d) “Parent Material Adverse Change” or “Parent Material Adverse Effect” means any change or effect that, individually or in the aggregate, would reasonably be expected to prevent or materially impair or delay the consummation of the Merger or the other transactions contemplated by this Agreement or Parent or Sub from satisfying their respective obligations under this Agreement;

(e) “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

(f) a “Subsidiary” of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

Section 8.04 Interpretation. When a reference is made in this Agreement to an Article, a Section or Schedule, such reference shall be to an Article of, a Section of, or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Schedule. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.05 Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing.

Section 8.06 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.07 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Schedules) and the Confidentiality Agreement and any agreements entered into contemporaneously herewith (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for (i) the rights of the Company’s shareholders to receive the Merger Consideration at the Effective Time, (ii) the right of holders of Company Stock Options to receive the cash spread on their options, provided that the Effective Time has occurred, and (iii) the provisions of Section 5.04 hereof (provided that the Effective Time has occurred), this Agreement (including the Schedules) is not intended to and do not confer upon any person other than the parties hereto any legal or equitable rights or remedies.

Section 8.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 8.09 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.10 Specific Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or any federal court within the District of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any federal court within the District of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or any federal court within the District of Delaware. Any judgment from any such court described above may, however, be enforced by any party in any other court in any other jurisdiction.

Section 8.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.11.

Section 8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 8.13 Performance of Obligations. Parent shall cause Sub to perform all of its obligations under this Agreement.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Alan F. Schultz
Name:	Alan F. Schultz
Title:	Chairman, President and CEO

MICHIGAN ACQUISITION CORPORATION

By:	/s/ Steven Mitzel
Name:	Steven Mitzel
Title:	President

ADVO, INC.

By:	/s/ S. Scott Harding
Name:	S. Scott Harding
Title:	Chief Executive Officer

ANNEX I

TO THE MERGER AGREEMENT

Index of Defined Terms

Term	Section
1986 Plan	2.03(a)
1988 Plan	2.03(a)
1995 Plan	2.03(a)
1998 Plan	2.03(a)
2006 Plan	2.03(a)
Acquisition Agreement	4.02(b)
Affiliate	8.03(a)
Agreement	Preamble
Antitrust Filings	5.03(a)
Bear Stearns	3.02(e)
Benefit Plans	3.01(m)(i)
Certificate	2.01(c)
Certificate of Merger	1.03
Citigroup Fairness Opinion	3.01(u)
Closing	1.02
Closing Date	1.02
Code	2.02(i)
Company	Preamble
Company Adverse Recommendation Change	4.02(b)
Company Benefit Agreements	3.01(g)
Company Board Recommendation	3.01(d)
Company By-Laws	3.01(a)
Company Certificate	3.01(a)
Company Common Stock	Recitals
Company Disclosure Schedule	3.01
Company Preferred Stock	3.01(c)
Company Rights	3.01(v)
Company SEC Documents	3.01(e)(i)
Company Stock Options	2.03(a)
Company Stock Plans	2.03(a)
Company Stock-Based Awards	3.01(c)
Confidentiality Agreement	5.02(b)
Contract	3.01(d)
Director’s Plan	3.01(c)
DGCL	1.01
Dissenting Share	2.02(j)
Effective Time	1.03
Environmental Laws	3.01(k)(ii)
ERISA	3.01(m)(i)
ERISA Affiliates	3.01(m)(iv)

Term	Section
ESPP	2.03(d)
Exchange Act	3.01(d)
Exchange Agent	2.02(a)
Exchange Fund	2.02(a)
Filed Company SEC Documents	3.01
Filed Parent SEC Documents	3.02
Financing	3.02(e)
Financing Commitments	3.02(e)
GAAP	3.01(e)(i)
Governmental Entity	3.01(d)
Hazardous Materials	3.01(k)(ii)
HSR Act	3.01(d)
HSR Filing	5.03(a)
Incentive Plan	3.01(c)
Intellectual Property Rights	3.01(q)(i)
IRS	3.01(m)(ii)
Key Personnel	3.01(g)
Knowledge	8.03(b)
Law	3.01(d)
Legal Provisions	3.01(k)(i)
Liens	3.01(b)
Material Adverse Change	8.03(c)
Material Adverse Effect	8.03(c)
Material Contract	3.01(j)(i)
Merger	Recitals
Merger Consideration	2.01(c)
Notice of Superior Proposal	4.02(b)
Order	3.01(d)
Outside Date	7.01(b)(i)
Parent	Preamble
Parent Common Stock	2.03(b)
Parent Expenses	5.05(c)
Parent Material Adverse Change	8.03(d)
Parent Material Adverse Effect	8.03(d)
Parent Termination Fee	5.05(b)
Permits	3.01(k)(i)
Permitted Exceptions	3.01(p)
Person	8.03(e)
Proxy Statement	3.01(d)
Release	3.01(k)(ii)
Representatives	4.02(a)
Rights Plan	2.01(d)
SEC	3.01(d)
Securities Act	3.01(e)(i)
SFAS 87	3.01(m)(v)

Term	Section
Shareholder Approval	3.01(r)
Shareholders’ Meeting	5.01(b)
SOX	3.01(e)(i)
Sub	Preamble
Sub Bylaws	1.05
Sub Certificate	1.05
Subsidiary	8.03(f)
Superior Proposal	4.02(a)
Surviving Corporation	1.01
Takeover Proposal	4.02(a)
tax	3.01(o)(xii)
tax return	3.01(o)(xii)
taxing authority	3.01(o)(xii)